Exhibit 99.1

FOR IMMEDIATE RELEASE

A. SCHULMAN REPORTS FISCAL 2015 FOURTH QUARTER AND FULL YEAR RESULTS

•	Fiscal fourth quarter adjusted net income, excluding certain items, was $18.8 million or $0.64 per diluted share

•	Company achieved record fiscal 2015 adjusted net income, excluding certain items, of $69.9 million or $2.37 per diluted share, net of $0.24 per share unfavorable foreign currency exchange impact

•	Company announces fiscal 2016 adjusted net income guidance of $2.80 to $2.85 per diluted share, an approximate 20% increase compared with fiscal 2015 results

•	Company continues its specialization transformation resulting in another significant improvement of adjusted operating margin

AKRON, Ohio - October 20, 2015 - A. Schulman, Inc. (Nasdaq: SHLM) today announced earnings for the fiscal 2015 fourth quarter ended August 31, 2015.

Bernard Rzepka, president and chief executive officer, said, “Through our transformational acquisition of Citadel, we made significant strides toward our strategic vision of becoming the premier plastics solutions provider. At the same time, we continued to deliver strong operational and financial results.  For three consecutive years, excluding the impact from foreign currency, we achieved year-over-year growth in sales, gross margin and EBITDA. These results give us confidence that we have the team and the tools in place to deliver further profitable growth in fiscal 2016 and beyond.”

Joseph Levanduski, executive vice president & chief financial officer, said, “Through our intense efforts, we overcame significant foreign currency headwinds and improved our adjusted consolidated gross profit by 10% for the year and 28% for the quarter. Our operational focus, acquisitions and organic growth initiatives collectively delivered these strong results. Since the acquisition of Citadel, we have made steady progress in debt reduction and have succeeded in lowering debt levels from the June opening balance sheet by $64 million. We are on track to achieve a 2.5x net leverage within fiscal 2017, while supporting our growth initiatives.”

Engineered Plastics Consolidation
As part of the integration of its Citadel Plastics acquisition announced earlier this year, the Company is consolidating its United States and Canada (“USCAN”) production facilities. The Company will close three facilities in Evansville, Indiana and the production from these facilities will be consolidated into other facilities in Evansville to improve our capacity utilization. Additionally, the Company will relocate production of its Engineered Plastics products from its Akron, Ohio plant to one of the Evansville facilities. We intend to invest in our Akron plant in order to grow our Masterbatch product family. Overall, the Company expects to reduce headcount by approximately 26 people.

On a pre-tax basis, the Company expects the Engineered Plastic consolidation to deliver approximately $9.5 million in annual savings, of which approximately $4 million is expected in fiscal 2016 and the remainder will be recognized in fiscal year 2017. The Company expects approximately $2 to $3 million of pretax employee-related cash and other charges as well as approximately $5 to $6 million of pretax machinery and equipment accelerated depreciati

on. Costs associated with the plan are expected to be recognized through December 2016 as the Company completes the facility consolidation activities.

“We are swiftly executing our integration of Citadel,” said Rzepka. “While these decisions are not easy for those impacted, the additional Citadel plants in the Evansville area required that we evaluate capacity utilization and manufacturing capabilities and achieve efficiencies and cost savings. The consolidation of our Engineered Plastics business illustrates our continuing commitment to right-sizing our capacity and affirms our commitment to capturing our stated synergy savings of $25 million by the end of 2016.”
Fiscal Fourth-Quarter Results
Consolidated net sales for the fiscal 2015 fourth quarter were $674.0 million, compared with $627.4 million in the same prior-year quarter. Net sales from Citadel and prior 2014 acquisitions, which includes legacy volume consolidated during the integration process, contributed $128.5 million of revenue during the quarter.  These contributions were partially offset by $79.8 million of unfavorable foreign currency translation. Adjusted gross margin in the fourth quarter as a percent of net sales improved to 16.2% compared with 13.6% in the prior-year period.

The Company reported profit from continuing operations of $0.75 per diluted share. On an adjusted basis, excluding financing, restructuring and acquisitions-related costs, the Company generated net income of $0.64 per diluted share.

Europe, Middle East and Africa (‘EMEA”) net sales were $326.7 million compared with $388.6 million in the same prior-year period. The unfavorable impact of foreign currency translation was $64.1 million. EMEA adjusted gross profit was $44 million. Excluding the negative impact of foreign currency translation of $8.3 million, adjusted gross profit increased by $2.2 million, or 4.5%, primarily due to improved product mix as well as the incremental contribution of the Specialty Plastics acquisition.

Net sales for the U.S. and Canada (“USCAN”) were $195.3 million in the fourth quarter, an increase of 41% compared with the same prior-year period primarily as a result of the Citadel acquisition. USCAN adjusted gross profit was $34.1 million, an increase of $11.7 million from the same prior-year period. The strong gross margin gains came both from Citadel’s contribution, and improvements across A. Schulman’s legacy businesses.

Latin America’s (“LATAM”) net sales for the quarter were $45.3 million, a decrease of $4.2 million compared with the same prior-year period. Excluding the unfavorable impact of foreign currency translation of $10.5 million, core revenue growth accelerated to 12.7%. LATAM adjusted gross profit was $9.9 million, an increase of $3.7 million primarily due to the benefits of improved product mix and operations. Operating margins improved from 4.2% to 12.1% during the quarter.

Asia Pacific (“APAC”) reported net sales were $49.5 million, which included acquisition contribution of $2.8 million, and a negative foreign exchange impact of $4.5 million. APAC adjusted gross profit was $6.8 million, an increase of $0.3 million compared with the prior-year period. Gross profit benefited from smart savings initiatives and increased organic volume. Operating margins improved from 5.3% to 7.1% during the quarter.

Engineered Composites (“EC”) net sales for the quarter were $57.1 million from the acquisition date of June 1, 2015. Organic volumes in the legacy EC business improved over historical levels. EC gross profit for the quarter was $14.5 million, or 25.4% of net sales.

Working Capital/Cash Flow
Cash provided from operations was $60.2 million in the twelve months ended August 31, 2015. Working capital days were 64 days in the fourth quarter of fiscal 2015 versus 57 days at the end of the comparable period.

Capital expenditures for fiscal 2015 were $42.6 million compared with $35.1 million last year. These expenditures were primarily related to strategic investments in the Company's global manufacturing facilities and technical innovation and collaboration centers focused on organic growth and new product development. During the year, the Company declared and paid quarterly cash dividends to common shareholders of $24.0 million, or $0.82 per common share consistent with our past strategy of providing an attractive yield to shareholders in addition to share price appreciation.

Year-to-Date Results
Net sales for the year were $2.4 billion, compared with $2.5 billion for the same prior-year period. Fiscal year net sales results included a negative foreign currency translation of $257.1 million, and contributions from acquisitions of $258.3 million.

Operating income was $70.4 million, a decrease of $11.9 million compared with the same prior-year period. Total operating income before certain items was $120.7 million, an increase of $20.9 million or 21% compared with last year. Excluding the negative impact of foreign currency translation of $11.8 million, total operating income before certain items increased 33% versus the comparable period. Organic growth contributed an incremental $10.3 million while recent acquisitions added $22.4 million.

Business Outlook
The Company initiates a fiscal 2016 guidance range of $2.80 to $2.85 per diluted share including the accretive impact of the Citadel acquisition.

“We are excited about the opportunities that Citadel brings to us. We’ve taken a transformative step forward in achieving our long-term strategic goals, one of them being rebalancing our regional footprint. Given the current volatile markets, we expect another challenging year; however, we are committed to achieving further profitable growth through a focus on execution, including the continued seamless integration of Citadel,” Rzepka added.

Conference Call on the Web
A live Internet broadcast of A. Schulman’s conference call regarding fiscal 2015 fourth-quarter earnings can be accessed at 10:00 a.m. Eastern Time on October 21, 2015, on the Company’s website, www.aschulman.com. An archived replay of the call will also be available on the website.

Investor Presentation Materials
Senior executives of the Company may participate in meetings with analysts and investors throughout the fiscal year. The Company has posted presentation materials, portions of which may be used during such meetings, in the Investors section of its website at www.aschulman.com. The presentation will remain on the website as long as it is in use.

About A. Schulman, Inc.
A. Schulman, Inc. is a leading international supplier of high-performance plastic compounds and resins headquartered in Akron, Ohio. Since 1928, the Company has been providing innovative solutions to meet its customers' demanding requirements. The Company's customers span a wide range of markets such as packaging, mobility, building & construction, electronics & electrical, agriculture, personal care & hygiene, sports, leisure & home, custom services and others. The Company employs approximately 5,000 people and has 58 manufacturing facilities globally. A. Schulman reported net sales of approximately $2.4 billion for the fiscal year ended August 31, 2015. Additional information about A. Schulman can be found at www.aschulman.com.

Use of Non-GAAP Financial Measures
This release includes certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures include segment gross profit, SG&A expenses excluding certain items, segment operating income, operating income before certain items, net income excluding certain items, net income per diluted share excluding certain items and adjusted EBITDA, as discussed further in the Reconciliation of GAAP and Non-GAAP Financial Measures below. These non-GAAP financial measures are considered relevant to aid analysis and understanding of the Company’s results and business trends. However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures, and tables included in this release reconcile each non-GAAP financial measure with the most directly comparable GAAP financial measure. The most directly comparable GAAP financial measures for these purposes are gross profit, SG&A expenses, operating income, net income and net income per diluted share. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

While the Company believes that these non-GAAP financial measures provide useful supplemental information to investors, there are very significant limitations associated with their use. These non-GAAP financial measures are not prepared in accordance with GAAP, August not be reported by all of the Company’s competitors and August not be directly comparable to similarly titled measures of the Company’s competitors due to potential differences in the exact method of calculation. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

Cautionary Statements
A number of the matters discussed in this document that are not historical or current facts deal with potential future circumstances and developments and August constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historic or current facts and relate to future events and expectations. Forward-looking statements contain such words as "anticipate,” "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which management is unable to predict or control, that August cause actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Company's future financial performance, include, but are not limited to, the following:

•
worldwide and regional economic, business and political conditions, including continuing economic uncertainties in some or all of the Company's major product markets or countries where the Company has operations;

•	the effectiveness of the Company's efforts to improve operating margins through sales growth, price increases, productivity gains, and improved purchasing techniques;

•	competitive factors, including intense price competition;

•	fluctuations in the value of currencies in areas where the Company operates;

•
volatility of prices and availability of the supply of energy and raw materials that are critical to the manufacture of the Company's products, particularly plastic resins derived from oil and natural gas;

•	changes in customer demand and requirements;

•	effectiveness of the Company to achieve the level of cost savings, productivity improvements, growth and other benefits anticipated from acquisitions, joint ventures and restructuring initiatives;

•	escalation in the cost of providing employee health care;

•	uncertainties regarding the resolution of pending and future litigation and other claims;

•	the performance of the global automotive market as well as other markets served;

•	further adverse changes in economic or industry conditions, including global supply and demand conditions and prices for products;

•	operating problems with our information systems as a result of system security failures such as viruses, cyber-attacks or other causes;

•	the impact of the indebtedness incurred to finance the Citadel acquisition;

•	integration of the business of Citadel with our existing business, including the risk that the integration will be more costly or more time consuming and complex than anticipated;

•	our ability to achieve the anticipated synergies, cost savings and other benefits from the Citadel acquisition;

•	transaction and acquisition-related costs incurred in connection with the Citadel acquisition and related transactions; and

•	substantial time devoted by management to the integration of the Citadel acquisition.

The risks and uncertainties identified above are not the only risks the Company faces. Additional risk factors that could affect the Company's performance are set forth in the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2015. In addition, risks and uncertainties not presently known to the Company or that it believes to be immaterial also may adversely affect the Company. Should any known or unknown risks or uncertainties develop into actual events, or underlying assumptions prove inaccurate, these developments could have material adverse effects on the Company's business, financial condition and results of operations.

# # #
SHLM_ALL

Contact
Jennifer K. Beeman
Vice President, Corporate Communications & Investor Relations
A. Schulman, Inc.
3637 Ridgewood Road
Fairlawn, Ohio 44333
Tel: 330-668-7346
Email: Jennifer.Beeman@aschulman.com
www.aschulman.com

A. SCHULMAN, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended August 31,		Year ended August 31,
	2015	2014	2015	2014
	Unaudited (In thousands, except per share data)
Net sales	$674,019	$627,358	$2,392,225	$2,446,998
Cost of sales	568,684	542,721	2,031,215	2,116,990
Selling, general and administrative expenses	80,762	60,838	276,244	242,486
Restructuring expense	3,808	300	14,338	4,883
Asset impairment	—	—	—	104
Curtailment and settlement (gains) losses	—	214	—	214
Operating income	20,765	23,285	70,428	82,321
Interest expense	15,325	2,391	22,613	8,503
Bridge financing fees	—	—	18,750	—
Foreign currency transaction (gains) losses	266	86	3,363	2,206
Other (income) expense, net	(538)	(242)	(1,438)	(720)
Gain on early extinguishment of debt	—	—	(1,290)	—
Income (loss) from continuing operations before taxes	5,712	21,050	28,430	72,332
Provision (benefit) for U.S. and foreign income taxes	(18,302)	5,886	499	18,542
Income (loss) from continuing operations	24,014	15,164	27,931	53,790
Income (loss) from discontinued operations, net of tax	(47)	223	(133)	3,202
Net income (loss)	23,967	15,387	27,798	56,992
Noncontrolling interests	(279)	(215)	(1,169)	(799)
Net income (loss) attributable to A. Schulman, Inc.	23,688	15,172	26,629	56,193
Convertible special stock dividends	(1,875)	—	(2,438)	—
Net income (loss) available to A. Schulman, Inc. common stockholders	$21,813	$15,172	$24,191	$56,193

Weighted-average number of shares outstanding:
Basic	29,220	29,088	29,149	29,061
Diluted	29,486	29,517	29,483	29,362

Basic earnings per share available to A. Schulman, Inc. common stockholders
Income (loss) from continuing operations	$0.75	$0.51	$0.83	$1.82
Income (loss) from discontinued operations	$—	$0.01	$—	$0.11
Net income (loss) available to A. Schulman, Inc. common stockholders	$0.75	$0.52	$0.83	$1.93

Diluted earnings per share available to A. Schulman, Inc. common stockholders
Income (loss) from continuing operations	$0.75	$0.51	$0.83	$1.80
Income (loss) from discontinued operations	$(0.01)	$0.01	$(0.01)	$0.11
Net income (loss) available to A. Schulman, Inc. common stockholders	$0.74	$0.52	$0.82	$1.91

Cash dividends per common share	$0.205	$0.200	$0.820	$0.800
Cash dividends per share of convertible special stock	$14.500	$—	$14.500	$—

A. SCHULMAN, INC.
CONSOLIDATED BALANCE SHEETS

	August 31, 2015	August 31, 2014
	Unaudited (In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$96,872	$135,493
Accounts receivable, net	413,943	384,444
Inventories	317,328	292,141
Prepaid expenses and other current assets	60,205	40,473
Total current assets	888,348	852,551
Property, plant and equipment, at cost:
Land and improvements	31,674	28,439
Buildings and leasehold improvements	164,759	160,858
Machinery and equipment	427,183	398,563
Furniture and fixtures	34,393	41,255
Construction in progress	23,866	16,718
Gross property, plant and equipment	681,875	645,833
Accumulated depreciation	367,381	391,912
Net property, plant and equipment	314,494	253,921
Deferred charges and other noncurrent assets	90,749	65,079
Goodwill	623,583	202,299
Intangible assets, net	434,537	138,634
Total assets	$2,351,711	$1,512,484
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$305,385	$314,957
U.S. and foreign income taxes payable	4,205	6,385
Accrued payroll, taxes and related benefits	56,192	54,199
Other accrued liabilities	70,824	46,054
Short-term debt	20,710	31,748
Total current liabilities	457,316	453,343
Long-term debt	1,045,349	339,546
Pension plans	117,889	129,949
Deferred income taxes	115,537	23,826
Other long-term liabilities	22,885	29,369
Total liabilities	1,758,976	976,033
Commitments and contingencies
Stockholders’ equity:
Convertible special stock, no par value	120,289	—
Common stock, $1 par value, authorized - 75,000 shares, issued - 48,369 shares in 2015 and 48,185 shares in 2014	48,369	48,185
Additional paid-in capital	274,319	268,545
Accumulated other comprehensive income (loss)	(83,460)	(16,691)
Retained earnings	607,690	606,898
Treasury stock, at cost, 19,077 shares in 2015 and 18,973 shares in 2014	(383,121)	(379,894)
Total A. Schulman, Inc.’s stockholders’ equity	584,086	527,043
Noncontrolling interests	8,649	9,408
Total equity	592,735	536,451
Total liabilities and equity	$2,351,711	$1,512,484

A. SCHULMAN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended August 31,
	2015	2014
	Unaudited
	(In thousands)
Operating from continuing and discontinued operations:
Net income	$27,798	$56,992
Adjustments to reconcile net income to net cash provided from (used in) operating activities:
Depreciation	37,257	33,697
Amortization	21,983	14,207
Deferred tax provision	(19,253)	(3,007)
Pension, postretirement benefits and other compensation	7,560	10,802
Restricted stock compensation - CEO transition costs, net of cash	4,789	—
Asset impairment	—	104
Curtailment and settlement (gains) losses	—	214
Gain on sale of assets from discontinued operations	—	(3,365)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(2,395)	(5,875)
Inventories	(17,382)	7,099
Accounts payable	(8,139)	(3,497)
Income taxes	(3,342)	(1,372)
Tax (windfall) shortfall related to share-based incentive compensation	(506)	—
Accrued payroll and other accrued liabilities	18,359	5,189
Other assets and long-term liabilities	(6,559)	1,954
Net cash provided from (used in) operating activities	60,170	113,142
Investing from continuing and discontinued operations:
Expenditures for property, plant and equipment	(42,587)	(35,089)
Proceeds from the sale of assets	1,985	6,004
Investment in equity investees	(12,456)	—
Business acquisitions, net of cash	(808,258)	(206,625)
Net cash provided from (used in) investing activities	(861,316)	(235,710)
Financing from continuing and discontinued operations:
Cash dividends paid to common stockholders	(24,024)	(23,665)
Cash dividends paid to special stockholders	(1,813)	—
Increase (decrease) in short-term debt	(8,759)	13,774
Borrowings on long-term debt	1,430,513	795,745
Repayments on long-term debt including current portion	(713,717)	(653,894)
Payment of debt issuance costs	(15,007)	(1,782)
Noncontrolling interests' contributions (distributions)	(1,750)	600
Tax windfall (shortfall) related to share-based incentive compensation	506	—
Issuances of common stock, common and treasury	289	487
Issuances of convertible special stock, net	120,289	—
Redemptions of common stock	(4,999)	(361)
Purchases of treasury stock	(3,335)	(1,116)
Net cash provided from (used in) financing activities	778,193	129,788
Effect of exchange rate changes on cash	(15,668)	(5,781)
Net increase (decrease) in cash and cash equivalents	(38,621)	1,439
Cash and cash equivalents at beginning of year	135,493	134,054
Cash and cash equivalents at end of year	$96,872	$135,493

Cash paid during the year for:
Interest	$11,187	$7,578
Income taxes	$22,651	$21,720

A. SCHULMAN, INC.
Reconciliation of GAAP and Non-GAAP Financial Measures
Unaudited

Three months ended August 31, 2015	Cost of Sales	Gross Margin	SG&A		Restructuring Expense		Operating Income	Operating Income per Pound	Non Operating (income) Expense	Income tax expense (benefit)	Net Income Available to ASI Common Stockholders	Diluted EPS
	(In thousands, except for %'s, per pound and per share data)
As reported	$568,684	15.6%	$80,762		$3,808		$20,765	$0.032	$15,053	$(18,302)	$21,813	$0.74
Certain items:
Asset write-downs (1)	(81)		—		—		81		—	28	53	—
Costs related to acquisitions (2)	(93)		(9,143)		—		9,236		(80)	116	9,200	0.31
Restructuring and related costs (3)	(1,041)		(3,259)		(3,808)		8,108		—	1,181	6,927	0.23
Inventory step-up (4)	(2,741)		—		—		2,741		—	110	2,631	0.09
Acquisition-related interest (5)	—		—		—		—		(1,312)	122	1,190	0.05
Tax benefits (charges) (6)	—		—		—		—		—	23,106	(23,106)	(0.78)
Loss (income) from discontinued operations	—		—		—		—		—		47	—
Total certain items	(3,956)	0.6%	(12,402)		(3,808)		20,166	0.031	(1,392)	24,663	(3,058)	(0.10)
As Adjusted	$564,728	16.2%	$68,360		$—		$40,931	$0.063	$13,661	$6,361	$18,755	$0.64

Percentage of Revenue			10.1%				6.1%				2.8%

Effective Tax Rate										23.3%

Three months ended August 31, 2014	Cost of Sales	Gross Margin	SG&A		Restructuring Expense		Operating Income	Operating Income per Pound	Non Operating (income) Expense	Income tax expense (benefit)	Net Income Available to ASI Common Stockholders	Diluted EPS
	(In thousands, except for %'s, per pound and per share data)
As reported	$542,721	13.5%	$60,838		$300		$23,285	$0.043	$2,235	$5,886	$15,172	$0.52
Certain items:
Costs related to acquisitions (2)	—		(2,644)		—		2,644		—	9	2,635	0.09
Restructuring and related costs (3)	(285)		(710)		(300)		1,509		—	46	1,463	0.05
Inventory step-up (4)	(269)		—		—		269		—	(54)	323	0.01
Tax benefits (charges) (6)	—		—		—		—		—	(110)	110	—
Loss (income) from discontinued operations	—		—		—		—		—	—	(222)	(0.01)
Total certain items	(554)	0.1%	(3,354)	—	(300)	—	4,422	0.009	—	(109)	4,309	0.14
As Adjusted	$542,167	13.6%	$57,484		$—		$27,707	$0.052	$2,235	$5,777	$19,481	$0.66

Percentage of Revenue			9.2%				4.4%				3.1%

Effective Tax Rate										22.7%

A. SCHULMAN, INC.
Reconciliation of GAAP and Non-GAAP Financial Measures
(continued)

Year Ended August 31, 2015	Cost of Sales	Gross Margin	SG&A		Restructuring Expense		Operating Income	Operating Income per Pound	Non Operating (income) Expense	Income tax expense (benefit)	Net Income Available to ASI Common Stockholders	Diluted EPS
	(In thousands, except for %'s, per pound and per share data)
As reported	$2,031,215	15.1%	$276,244		$14,338		$70,428	$0.031	$41,998	$499	$24,191	$0.82
Certain items:
Asset write-downs (1)	(408)		—		—		408		—	28	380	0.01
Costs related to acquisitions (2)	(267)		(16,941)		—		17,208		(81)	417	16,872	0.57
Restructuring and related costs (3)	(1,388)		(7,685)		(14,338)		23,411		—	4,335	19,076	0.65
Gain on early extinguishment of debt (7)	—		—		—		—		1,290	(427)	(863)	(0.03)
CEO transition costs (8)	—		(6,167)		—		6,167		—	—	6,167	0.21
Inventory step-up (4)	(3,082)		—		—		3,082		—	212	2,870	0.10
Acquisition-related interest (5)	—		—		—		—		(20,445)	121	20,324	0.69
Tax benefits (charges) (6)	—		—		—		—		—	19,265	(19,265)	(0.65)
Loss (income) from discontinued operations											133	—
Total certain items	(5,145)	0.2%	(30,793)		(14,338)		50,276	0.023	(19,236)	23,951	45,694	1.55
As Adjusted	$2,026,070	15.3%	$245,451		$—		$120,704	$0.054	$22,762	$24,450	$69,885	$2.37

Percentage of Revenue			10.3%				5.0%				2.9%

Effective Tax Rate										25.0%

Year Ended August 31, 2014	Cost of Sales	Gross Margin	SG&A		Restructuring Expense		Operating Income	Operating Income per Pound	Non Operating (income) Expense	Income tax expense (benefit)	Net Income Available to ASI Common Stockholders	Diluted EPS
	(In thousands, except for %'s, per pound and per share data)
As reported	$2,116,990	13.5%	$242,486		$4,883		$82,321	$0.039	$9,989	$18,542	$56,193	$1.91
Certain items:
Asset write-downs (1)	(107)		—		—		211		—	34	177	0.01
Costs related to acquisitions (2)	(34)		(5,987)		—		6,021		(8)	154	5,875	0.20
Restructuring and related costs (3)	(935)		(3,800)		(4,883)		9,832		(287)	963	9,156	0.31
Inventory step-up (4)	(1,468)		—		—		1,468		—	44	1,424	0.05
Tax benefits (charges) (6)	—		—		—		—		—	316	(316)	(0.01)
Loss (income) from discontinued operations											(3,202)	(0.11)
Total certain items	(2,544)	0.1%	(9,787)	—	(4,883)	—	17,532	0.009	(295)	1,511	13,114	0.45
As Adjusted	$2,114,446	13.6%	$232,699		$—		$99,853	$0.048	$9,694	$20,053	$69,307	$2.36

Percentage of Revenue			9.5%				4.1%				2.8%

Effective Tax Rate										22.2%

1 - Asset write-downs primarily relate to asset impairments and accelerated depreciation.
2 - Costs related to acquisitions primarily include third party professional, legal, IT and other expenses associated with successful and unsuccessful full or partial acquisition and divestiture/dissolution transactions, as well as certain employee-related expenses such as travel, one-time bonuses and post-acquisition severance separate from a formal restructuring plan.
3 - Restructuring and related costs include items such as employee severance charges, lease termination charges, curtailment gains/losses, other employee termination costs and charges related to the reorganization of the legal entity structure.
4 - Inventory step-up costs represent the amortization of adjustments to fair value of inventory acquired for acquisition purchase accounting.
5 - Primarily relates to bridge financing fees.
6 - Tax benefits (charges) represent the Company's adjustment of reported tax expense to non-GAAP tax expense based on the overall annual non-GAAP effective tax rate.
7 - Represents a pre-tax net gain of $1.3 million on the early extinguishment of euro notes repaid in February 2015.
8 - CEO transition costs represent a one-time charge for the modification and accelerated vesting upon retirement of the outstanding equity compensation awards granted to Joseph M. Gingo in 2013 and 2014.

A. SCHULMAN, INC.
ADJUSTED EBITDA RECONCILIATION

	Three months ended August 31,		Year ended August 31,
	2015	2014	2015	2014
	Unaudited (In thousands)

Net income available to A. Schulman, Inc. common stockholders, as adjusted (1)	$18,755	$19,481	$69,885	$69,307
Interest expense, as adjusted (2)	14,014	2,392	20,918	8,216
Provision for U.S. and foreign income taxes, as adjusted (1)	6,361	5,777	24,450	20,053
Depreciation, as adjusted (3)	10,664	8,945	36,821	33,589
Amortization	10,096	3,864	21,983	14,172
Minority Interest	279	215	1,169	799
Special Stock Dividends	1,875	—	2,438	—
EBITDA, as adjusted	$62,044	$40,674	$177,664	$146,136

1 - For a list of certain items to reconcile between "net income available to A. Schulman, Inc. common stockholders" and "net income available to A. Schulman, Inc. common stockholders, as adjusted", refer to the reconciliation of GAAP and non-GAAP financial measures.

2 - Adjusted interest expense excludes bridge financing fees and the write-off of deferred financing costs related to obtaining new financing during the third quarter of fiscal 2015.

3 - Adjusted depreciation excludes accelerated depreciation charges as they are already included in (1).

A. SCHULMAN, INC.
SUPPLEMENTAL SEGMENT INFORMATION

	Net Sales				Pounds Sold
	Three months ended August 31,
EMEA	2015	2014	$ Change	% Change	2015	2014	Lbs. Change	% Change
	(In thousands, except for %'s)
Custom performance colors	$29,253	$35,138	$(5,885)	(16.7)%	11,768	11,514	254	2.2%
Masterbatch solutions	100,787	115,889	(15,102)	(13.0)%	99,920	91,599	8,321	9.1%
Engineered plastics	96,201	114,033	(17,832)	(15.6)%	70,895	71,881	(986)	(1.4)%
Specialty powders	40,062	43,211	(3,149)	(7.3)%	43,576	44,873	(1,297)	(2.9)%
Distribution services	60,460	80,322	(19,862)	(24.7)%	78,873	94,941	(16,068)	(16.9)%
Total EMEA	$326,763	$388,593	$(61,830)	(15.9)%	305,032	314,808	(9,776)	(3.1)%

	Net Sales				Pounds Sold
	Three months ended August 31,
USCAN	2015	2014	$ Change	% Change	2015	2014	Lbs. Change	% Change
	(In thousands, except for %'s)
Custom performance colors	$12,734	$9,757	$2,977	30.5%	4,358	3,020	1,338	44.3%
Masterbatch solutions	37,033	41,567	(4,534)	(10.9)%	53,061	54,473	(1,412)	(2.6)%
Engineered plastics	104,158	42,336	61,822	146.0%	101,198	27,084	74,114	273.6%
Specialty powders	22,692	28,526	(5,834)	(20.5)%	33,776	43,895	(10,119)	(23.1)%
Distribution services	18,655	16,587	2,068	12.5%	23,403	17,036	6,367	37.4%
Total USCAN	$195,272	$138,773	$56,499	40.7%	215,796	145,508	70,288	48.3%

	Net Sales				Pounds Sold
	Three months ended August 31,
LATAM	2015	2014	$ Change	% Change	2015	2014	Lbs. Change	% Change
	(In thousands, except for %'s)
Custom performance colors	$1,129	$1,061	$68	6.4%	488	441	47	10.7%
Masterbatch solutions	25,232	24,592	640	2.6%	17,895	16,394	1,501	9.2%
Engineered plastics	11,363	13,055	(1,692)	(13.0)%	9,137	9,454	(317)	(3.4)%
Specialty powders	7,604	10,857	(3,253)	(30.0)%	7,607	9,728	(2,121)	(21.8)%
Distribution services	—	—	—	N/A	—	—	—	N/A
Total LATAM	$45,328	$49,565	$(4,237)	(8.5)%	35,127	36,017	(890)	(2.5)%

	Net Sales				Pounds Sold
	Three months ended August 31,
APAC	2015	2014	$ Change	% Change	2015	2014	Lbs. Change	% Change
	(In thousands, except for %'s)
Custom performance colors	$2,544	$1,346	$1,198	89.0%	2,826	1,048	1,778	169.7%
Masterbatch solutions	20,070	19,991	79	0.4%	20,907	18,442	2,465	13.4%
Engineered plastics	25,433	24,906	527	2.1%	20,444	16,640	3,804	22.9%
Specialty powders	1,148	3,984	(2,836)	(71.2)%	1,195	3,625	(2,430)	(67.0)%
Distribution services	328	200	128	64.0%	506	241	265	110.0%
Total APAC	$49,523	$50,427	$(904)	(1.8)%	45,878	39,996	5,882	14.7%

A. SCHULMAN, INC.
SUPPLEMENTAL SEGMENT INFORMATION

	Net Sales				Pounds Sold
	Year ended August 31,
EMEA	2015	2014	$ Change	% Change	2015	2014	Lbs. Change	% Change
	(In thousands, except for %'s)
Custom performance colors	$131,565	$146,629	$(15,064)	(10.3)%	50,088	48,600	1,488	3.1%
Masterbatch solutions	412,501	452,865	(40,364)	(8.9)%	392,522	354,384	38,138	10.8%
Engineered plastics	391,406	475,015	(83,609)	(17.6)%	278,038	294,292	(16,254)	(5.5)%
Specialty powders	154,701	181,153	(26,452)	(14.6)%	177,618	181,533	(3,915)	(2.2)%
Distribution services	249,182	322,205	(73,023)	(22.7)%	354,973	383,218	(28,245)	(7.4)%
Total EMEA	$1,339,355	$1,577,867	$(238,512)	(15.1)%	1,253,239	1,262,027	(8,788)	(0.7)%

	Net Sales				Pounds Sold
	Year ended August 31,
USCAN	2015	2014	$ Change	% Change	2015	2014	Lbs. Change	% Change
	(In thousands, except for %'s)
Custom performance colors	$44,258	$34,131	$10,127	29.7%	15,099	10,666	4,433	41.6%
Masterbatch solutions	156,541	137,031	19,510	14.2%	213,413	200,283	13,130	6.6%
Engineered plastics	245,004	133,552	111,452	83.5%	191,150	85,735	105,415	123.0%
Specialty powders	94,265	106,305	(12,040)	(11.3)%	145,159	163,279	(18,120)	(11.1)%
Distribution services	70,425	64,031	6,394	10.0%	79,890	66,882	13,008	19.4%
Total USCAN	$610,493	$475,050	$135,443	28.5%	644,711	526,845	117,866	22.4%

	Net Sales				Pounds Sold
	Year ended August 31,
LATAM	2015	2014	$ Change	% Change	2015	2014	Lbs. Change	% Change
	(In thousands, except for %'s)
Custom performance colors	$4,586	$3,966	$620	15.6%	1,834	1,712	122	7.1%
Masterbatch solutions	91,204	95,220	(4,016)	(4.2)%	64,211	62,666	1,545	2.5%
Engineered plastics	46,220	51,170	(4,950)	(9.7)%	34,912	36,349	(1,437)	(4.0)%
Specialty powders	35,453	47,957	(12,504)	(26.1)%	31,064	41,445	(10,381)	(25.0)%
Distribution services	—	—	—	N/A	—	—	—	N/A
Total LATAM	$177,463	$198,313	$(20,850)	(10.5)%	132,021	142,172	(10,151)	(7.1)%

	Net Sales				Pounds Sold
	Year ended August 31,
APAC	2015	2014	$ Change	% Change	2015	2014	Lbs. Change	% Change
	(In thousands, except for %'s)
Custom performance colors	$11,044	$3,495	$7,549	216.0%	8,636	2,748	5,888	214.3%
Masterbatch solutions	81,108	81,672	(564)	(0.7)%	81,807	73,568	8,239	11.2%
Engineered plastics	104,628	93,991	10,637	11.3%	76,251	62,021	14,230	22.9%
Specialty powders	9,809	15,095	(5,286)	(35.0)%	10,279	13,699	(3,420)	(25.0)%
Distribution services	1,192	1,515	(323)	(21.3)%	1,569	1,863	(294)	(15.8)%
Total APAC	$207,781	$195,768	$12,013	6.1%	178,542	153,899	24,643	16.0%

	Net Sales				Pounds Sold
	Three months ended August 31,
Consolidated	2015	2014	$ Change	% Change	2015	2014	Lbs. Change	% Change
	(In thousands, except for %'s)
Custom performance colors	$45,660	$47,302	$(1,642)	(3.5)%	19,440	16,023	3,417	21.3%
Engineered composites	57,133	—	57,133	N/A	46,082	—	46,082	N/A
Masterbatch solutions	183,122	202,039	(18,917)	(9.4)%	191,783	180,908	10,875	6.0%
Engineered plastics	237,155	194,330	42,825	22.0%	201,674	125,059	76,615	61.3%
Specialty powders	71,506	86,578	(15,072)	(17.4)%	86,154	102,121	(15,967)	(15.6)%
Distribution services	79,443	97,109	(17,666)	(18.2)%	102,782	112,218	(9,436)	(8.4)%
Total Consolidated	$674,019	$627,358	$46,661	7.4%	647,915	536,329	111,586	20.8%

	Net Sales				Pounds Sold
	Year ended August 31,
Consolidated	2015	2014	$ Change	% Change	2015	2014	Lbs. Change	% Change
	(In thousands, except for %'s)
Custom performance colors	$191,453	$188,221	$3,232	1.7%	75,657	63,726	11,931	18.7%
Engineered composites	57,133	—	57,133	N/A	46,082	—	46,082	N/A
Masterbatch solutions	741,354	766,788	(25,434)	(3.3)%	751,953	690,901	61,052	8.8%
Engineered plastics	787,258	753,728	33,530	4.4%	580,351	478,397	101,954	21.3%
Specialty powders	294,228	350,510	(56,282)	(16.1)%	364,120	399,956	(35,836)	(9.0)%
Distribution services	320,799	387,751	(66,952)	(17.3)%	436,432	451,963	(15,531)	(3.4)%
Total Consolidated	$2,392,225	$2,446,998	$(54,773)	(2.2)%	2,254,595	2,084,943	169,652	8.1%

A. SCHULMAN, INC.
SUPPLEMENTAL SEGMENT INFORMATION
(continued)

	Three months ended August 31,		Year ended August 31,
	2015	2014	2015	2014
	Unaudited (In thousands, except for %'s)

Segment gross profit
EMEA	$43,952	$50,031	$189,860	$206,268
USCAN	34,072	22,367	100,550	73,278
LATAM	9,896	6,228	31,971	26,239
APAC	6,835	6,565	29,238	26,767
EC	14,536	—	14,536	—
Total segment gross profit	109,291	85,191	366,155	332,552
Inventory step-up	(2,741)	(269)	(3,082)	(1,468)
Accelerated depreciation and restructuring related costs	(1,122)	(251)	(1,796)	(1,042)
Costs related to acquisitions	(93)	(34)	(267)	(34)
Total gross profit	$105,335	$84,637	$361,010	$330,008

Segment operating income
EMEA	$17,281	$19,153	$78,313	$80,690
USCAN	15,414	11,815	40,713	30,418
LATAM	5,530	2,102	13,061	8,388
APAC	3,498	2,656	14,401	12,527
EC	5,454	—	5,454	—
Total segment operating income	47,177	35,726	151,942	132,023
Corporate	(6,246)	(8,019)	(31,238)	(32,170)
Costs related to acquisitions	(9,236)	(2,644)	(17,208)	(6,021)
Restructuring and related costs	(8,108)	(1,295)	(23,411)	(9,618)
Accelerated depreciation	(81)	—	(408)	(107)
CEO transition costs	—	—	(6,167)	—
Asset impairment	—	—	—	(104)
Curtailment and settlement gains (losses)	—	(214)	—	(214)
Inventory step-up	(2,741)	(269)	(3,082)	(1,468)
Operating income	20,765	23,285	70,428	82,321
Interest expense	(15,325)	(2,391)	(22,613)	(8,503)
Bridge financing fees	—	—	(18,750)	—
Foreign currency transaction gains (losses)	(266)	(86)	(3,363)	(2,206)
Other income (expense), net	538	242	1,438	720
Gain on early extinguishment of debt	—	—	1,290	—
Income from continuing operations before taxes	$5,712	$21,050	$28,430	$72,332

Capacity Utilization
EMEA	83%	78%	87%	84%
USCAN	71%	65%	66%	64%
LATAM	81%	79%	73%	76%
APAC	61%	69%	64%	70%
EC	57%	—%	57%	—%
Worldwide	73%	73%	74%	75%

A. SCHULMAN, INC.
Sales by Geographical Region

	Three months ended August 31, 2015
	Unaudited (In thousands, except for %'s)
	Thermoplastics		Engineered Composites		Total
Geographical Region	Sales by Region	% of TP	Sales by Region	% of EC	Total Sales	Total %
United States / Canada	$195,272	31.7%	$41,831	73.2%	$237,103	35.2%
Europe	326,763	53.0%	5,892	10.3%	332,655	49.4%
Mexico / South America	45,328	7.3%	9,410	16.5%	54,738	8.1%
Asia Pacific	49,523	8.0%	—	—%	49,523	7.3%
Total	$616,886	100.0%	$57,133	100.0%	$674,019	100.0%

	Three months ended August 31, 2014
	Unaudited (In thousands, except for %'s)
	Thermoplastics		Engineered Composites		Total
Geographical Region	Sales by Region	% of TP	Sales by Region	% of EC	Total Sales	Total %
United States / Canada	$138,773	22.1%	$—	—%	$138,773	22.1%
Europe	388,593	62.0%	—	—%	388,593	62.0%
Mexico / South America	49,565	7.9%	—	—%	49,565	7.9%
Asia Pacific	50,427	8.0%	—	—%	50,427	8.0%
Total	$627,358	100.0%	$—	—%	$627,358	100.0%